EXHIBIT 99

Florida Progress Corporation
Investor News
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Analyst Contacts:
Mark A. Myers (813) 866-4245
Greg Beuris (813) 866-4442


Crystal River Nuclear Plant Returns to Service

St. Petersburg, Florida, February 9, 1998 -- Florida Power Corporation's Crystal River nuclear plant was returned to service over the weekend after being out of service for about 16 months. The plant is currently operating at about 70-percent of its productive capacity and is expected to reach 100-percent capacity sometime this week.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this news release contains a forward looking statement regarding the power ascension phase of the restart of the nuclear plant. This statement involves risks and uncertainties that could cause actual results or outcomes to differ materially from expectations. Key factors that could have a direct impact on actual results include various factors that could impact the successful escalation of power of the nuclear plant, such as the timing and nature of actions by the NRC, potential new plant modifications not foreseen at this time which could impact the operation of the plant and other factors described in the company's Securities and Exchange Commission filings.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $5.8 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations and rail services.


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